UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2021

Atea Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39661	46-0574869
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street

Boston, MA 02110

(Address of principal executive offices) (Zip Code)

(857) 284-8891

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVIR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 22, 2021, Atea Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that Jean-Pierre Sommadossi, PhD, Chief Executive Officer and Founder of the Company, would participate in a virtual fireside chat at the 4th Annual Evercore ISI HealthCONx Conference on Wednesday, December 1, 2021 at 3:05 p.m. ET. Subsequent to the issuance of this press release, the Company has determined that it will not participate in such fireside chat. As a result, there will be no live webcast or recording of the presentation on the Company’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATEA PHARMACEUTICALS, INC.

Date: November 26, 2021	By:	/s/ Andrea Corcoran
Andrea Corcoran
Chief Financial Officer and Executive Vice President, Legal and Secretary